UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2017
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Approval of Fiscal Year 2018 Executive Incentive Plan

On November 7, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Skyworks Solutions, Inc. (the “Company”), approved the Fiscal Year 2018 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan establishes cash incentive awards that may be earned by senior management approved for participation in the Incentive Plan, including the Named Executive Officers of the Company, based on the Company’s achievement of certain corporate performance metrics during the Company’s 2018 fiscal year (the “Fiscal Year”). The Incentive Plan also establishes minimum performance metrics that must be achieved before any incentives are awarded under the Incentive Plan. The Incentive Plan’s annual corporate goals, which are approved in advance by the Compensation Committee of the Board of Directors of the Company, involve achievement of certain revenue and non-GAAP earnings per share metrics during the Fiscal Year.

Under the Incentive Plan, the Company’s Chief Executive Officer (“CEO”) and Executive Chairman are each eligible to earn a cash incentive award equaling one-hundred and sixty percent (160%) of their base salaries for the Fiscal Year if the Company achieves its target performance metrics during the Fiscal Year, with the opportunity to earn up to a maximum of two (2) times their target awards to the extent the Company exceeds its target performance metrics during the Fiscal Year. The Company’s Senior Vice President and Chief Financial Officer and its Chief Technology Officer (each a Named Executive Officer of the Company within the meaning of the rules of the U.S. Securities and Exchange Commission) are eligible to earn cash incentive awards equaling ninety percent (90%) and seventy percent (70%), respectively, of their base salaries for the Fiscal Year if the Company achieves its target performance metrics during the Fiscal Year, with the opportunity to earn up to a maximum of two (2) times their target awards to the extent the Company exceeds its target performance metrics during the Fiscal Year. Upon completion of the Fiscal Year, the Compensation Committee will determine the extent to which the Company’s performance goals for the Fiscal Year were attained, review the CEO’s recommended payouts under the Incentive Plan, and approve any awards made under the Incentive Plan. In addition, the Compensation Committee has discretion to approve the issuance of the Company’s common stock in lieu of cash for all, or a part of, an award that is made under the Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

November 9, 2017	By:	/s/ Kris Sennesael
	Name:	Kris Sennesael
	Title:	Senior Vice President and Chief Financial Officer